Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. REPORTS 2026 SECOND QUARTER RESULTS

Record Assets Surpass $3.0 billion, Loan Originations Increase 63%

NEW YORK, NY – July 29, 2026 – Medallion Financial Corp. (NASDAQ: MFIN) (“Medallion” or the “Company”), a specialty finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, today announced its financial results for the quarter ended June 30, 2026.

2026 Second Quarter Highlights

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Total net income attributable to stockholders for the second quarter was $7.4 million, or $0.31 per share, compared to $11.1 million, or $0.46 per share, in the prior year quarter. Total net income for the quarter included a $0.2 million gain on equity investments, compared to a $6.1 million gain on equity in the prior year quarter.
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Net interest income grew 7% to $57.2 million from $53.4 million in the prior year quarter.
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Net interest margin (“NIM”) on gross loans was 7.94%, compared to 8.09% in the prior year quarter, and NIM on net loans was 8.28%, compared to 8.42% in the prior year quarter.
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Total assets exceeded $3.0 billion for the first time in company history.
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Loan originations grew 63% to $611.6 million, compared to $375.0 million in the prior year quarter, and included $247.1 million of strategic partnership loan originations in the current quarter, compared to $168.6 million in the prior year quarter.
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Total loan portfolio as of June 30, 2026 was $2.795 billion, up 12.5% compared to $2.485 billion a year ago.
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Credit loss provision was $22.3 million, compared to $21.6 million in the prior year quarter.
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Net book value per share at June 30, 2026 was $17.62 compared to $16.77 a year ago.
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The Company declared and paid a quarterly cash dividend of $0.14 per share.
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The Company repurchased 779,799 shares of its common stock at an average cost of $9.85 per share for $7.7 million.

Executive Commentary

Andrew Murstein, President and Chief Executive Officer of Medallion Financial Corp., commented, “Our second quarter results further demonstrate the strength and scalability of our lending platform. We achieved record assets of more than $3.0 billion, increased loan originations by 63%, grew net interest income by 7%, and continued to build book value while maintaining disciplined underwriting standards.

Demand across our recreation and home improvement lending businesses remains healthy, and our strategic partnership business continues to expand with strategic partnership originations reaching $247 million during the quarter. Additionally, we repurchased nearly 780,000 shares during the quarter at an average price of $9.85 per share, which we believe creates meaningful long-term shareholder value.

Despite the absence of significant gains on equity investments in the quarter, our core lending franchise continued to produce meaningful operating results supporting our earnings. As our loan portfolio expanded, we recorded higher credit provisions to support that growth, reflecting the up front reserve requirements associated with new loan originations. These originations provide visibility into future portfolio and earnings growth.

We believe Medallion is well positioned for continued profitable growth through disciplined underwriting, a strong funding base, expanding strategic partnerships, and prudent capital allocation.”

Business Highlights

Recreation Lending

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Originations were $228.5 million during the quarter, up 63.0% compared to $142.8 million a year ago.
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Recreation loans, including loans held for investment and loans held for sale, grew 14% to $1.760 billion, or 63% of total loans, as of June 30, 2026, compared to $1.546 billion, or 62%, a year ago.
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Average loan size as of June 30, 2026 was $22,300 with a weighted average FICO score, measured at the time of loan origination, of 686.
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Interest income grew 12% to $57.1 million for the quarter, from $51.1 million in the prior year quarter.
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The average interest rate was 15.06% at quarter-end, compared to 15.12% a year ago.
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Recreation loans 90 days or more past due were $9.7 million, or 0.57% of gross recreation loans, as of June 30, 2026, compared to $7.3 million, or 0.49%, a year ago.
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Allowance for credit losses as of June 30, 2026 was 5.16%, compared to 5.05% a year ago.

Home Improvement Lending

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Originations were $128.6 million during the quarter, up 31.7% compared to $54.3 million a year ago.
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Home improvement loans were $885.6 million, or 32% of total loans, as of June 30, 2026, compared to $803.5 million, or 32%, a year ago.
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Average loan size as of June 30, 2026 was $24,500 with a weighted average FICO score, measured at the time of loan origination, of 768.
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Interest income was $20.9 million for the quarter, compared to $20.1 million in the prior year quarter.
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The average interest rate was 9.69% at quarter-end, compared to 9.87% a year ago.
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Home improvement loans 90 days or more past due were $1.5 million, or 0.17% of gross home improvement loans, as of June 30, 2026, compared to $1.3 million, or 0.16%, a year ago.
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Allowance for credit losses as of June 30, 2026 was 2.42%, compared to 2.54% a year ago.

Commercial Lending

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Commercial loans were $126.2 million as of June 30, 2026, compared to $121.4 million a year ago.
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Average loan size was $4.1 million as of June 30, 2026, invested across 30 portfolio companies.
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Interest income was $3.5 million for the quarter, compared to $3.8 million in the prior year quarter.
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The average interest rate on the portfolio was 14.37% as of June 30, 2026, compared to 13.43% a year ago.
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We recognized $0.2 million of net equity gains during the quarter, compared to $6.1 million a year ago.

Strategic Partnerships

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Originations were $247.1 million during the quarter, compared to $168.6 million a year ago.
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Total strategic partnership loans held for sale as of June 30, 2026 were $21.4 million, compared to $12.3 million a year ago.
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Fees generated from strategic partnerships were $1.1 million for the quarter, compared to $0.8 million in the prior year quarter.
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The average holding period of strategic partnership loans was approximately five days.

Taxi Medallion Lending

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The Company collected $1.8 million of cash on taxi medallion-related assets during the quarter, which resulted in net recoveries and gains of $1.4 million.
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Total net taxi medallion-related assets declined to $3.5 million, a 42% reduction from a year ago, and represented 0.1% of the Company’s total assets, as of June 30, 2026.

AVERAGE BALANCES AND RATES

The following table presents our consolidated average balance sheets, interest income and expense, and the average interest earning/bearing assets and liabilities and reflects the average yield on assets and average costs on liabilities as of and for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30,
	2026			2025
(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets
Interest earning cash equivalents	$65,222	$521	3.20%	$35,166	$367	4.19%
Federal funds sold	67,191	877	5.24	67,533	954	5.67
Investment securities	69,020	694	4.03	60,991	593	3.90
Loans
Recreation	1,702,708	57,101	13.45	1,530,529	51,101	13.39
Home improvement	845,756	20,929	9.93	808,517	20,133	9.99
Commercial	122,878	3,505	11.44	118,735	3,839	12.97
Taxi medallion	1,209	167	55.40	1,607	72	17.97
Strategic partnerships	14,110	583	16.57	10,558	383	14.55
Total loans	2,686,661	82,285	12.28	2,469,946	75,528	12.27
Total interest-earning assets, before allowance	2,888,094		11.71	2,633,636		11.75
Allowance for credit losses	(118,655)			(103,117)
Total interest-earning assets, net of allowance	$2,769,439	$84,377	12.21%	$2,530,519	$77,442	12.23%
Non-interest-earning assets
Cash	60,400			58,030
Equity investments	8,425			8,522
Loan collateral in process of foreclosure	6,299			9,010
Goodwill and intangible assets	167,964			169,409
Other assets	59,806			62,360
Total non-interest-earning assets	302,894			307,331
Total assets	$3,072,333			$2,837,850
Interest-bearing liabilities
Deposits	$2,240,678	$22,122	3.96%	$2,047,347	$19,608	3.84%
Privately placed notes	171,500	3,689	8.63	146,500	3,172	8.68
SBA debentures and borrowings	73,500	813	4.44	70,500	733	4.17
Trust preferred securities	33,000	506	6.15	33,000	559	6.79
Total interest-bearing liabilities	2,518,678	27,130	4.32	2,297,347	24,072	4.20
Non-interest-bearing liabilities
Deferred tax liability	20,392			19,920
Other liabilities (1)	24,482			28,206
Total non-interest-bearing liabilities	44,874			48,126
Total liabilities	2,563,552			2,345,473
Non-controlling interest	100,013			106,049
Total stockholders’ equity	408,768			386,328
Total liabilities and stockholders’ equity	$3,072,333			$2,837,850
Net interest income		$57,247			$53,370
Net interest margin, gross			7.94			8.09
Net interest margin, net of allowance			8.28%			8.42%
(1)
Includes deferred financing costs of $10.2 million and $8.5 million as of June 30, 2026 and 2025.

Loan Portfolio

The following table provides information regarding the composition of our loan portfolio for the dates presented:

	June 30, 2026		December 31, 2025		June 30, 2025
(Dollars in thousands)	Amount	As a Percent of Total Loans	Amount	As a Percent of Total Loans	Amount	As a Percent of Total Loans
Loans held for investment:
Recreation	$1,760,297	63%	$1,617,221	63%	$1,486,047	60%
Home improvement	885,599	32	810,237	32	803,535	32
Commercial	126,177	5	123,068	5	121,415	5
Taxi medallion	1,293	*	1,179	*	1,564	*
Total loans	2,773,366	99	2,551,705	100	2,412,561	98
Loans held for sale, at lower of amortized cost or fair value:
Recreation	—	—	—	—	60,205	2
Strategic partnership	21,376	*	15,144	*	12,285	*
Total loans held for sale, at lower of amortized cost or fair value	21,376	*	15,144	*	72,490	2
Total loans and loans held for sale	$2,794,742	100%	$2,566,849	100%	$2,485,051	100%

(*) Less than 1%.

Balance Sheet

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Cash and cash equivalents, including investment securities, as of June 30, 2026, were $275.9 million, compared to $213.5 million as of June 30, 2025.
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As of June 30, 2026, total assets were $3.194 billion, up from $2.880 billion as of June 30, 2025.
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As of June 30, 2026, total liabilities were $2.688 billion, up from $2.347 billion as of June 30, 2025.

Capital Allocation

Quarterly Dividend

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The Board of Directors declared a quarterly dividend of $0.14 per share, payable on August 31, 2026, to stockholders of record at the close of business on August 17, 2026.

Dividends Announced	Amount Per Share	Record Date	Payment Date
Q3 2026	$0.14	8/17/2026	8/31/2026
Q2 2026	0.14	5/11/2026	5/21/2026
Q1 2026	0.12	3/19/2026	3/31/2026
Total: Year 2026 (Year to Date)	0.40
Total: Year 2025	0.47
Total: Year 2024	0.41
Total: Year 2023	0.34
Total: Year 2022 *	0.32

(*) Dividend reinstated in Q1 2022.

Stock Repurchase Plan

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During the quarter ended June 30, 2026, the Company repurchased 779,799 shares of its common stock at an average cost of $9.85 per share for $7.7 million.
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As of June 30, 2026, the Company had $6.7 million remaining under its $40 million stock repurchase program.

Conference Call Information

The Company will host a conference call to discuss its second quarter financial results tomorrow, Thursday, July 30, 2026, at 9:00 a.m. Eastern time.

In connection with its earnings release, the Company has updated its quarterly supplement presentation, which is now available at www.medallion.com.

How to Participate

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Date: Thursday, July 30, 2026
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Time: 9:00 a.m. Eastern time
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Dial-in number: (833) 816-1412 or (412) 317-0504
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Live webcast: Link to Webcast of 2Q26 Earnings Call

A link to the live audio webcast of the conference call will also be available at the Company’s IR website.

Replay Information

The conference call replay will be available following the end of the call through Thursday, August 6, 2026

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Dial-in: (844) 512-2921 or (412) 317-6671
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Passcode: 1021 0218

Additionally, the webcast replay will be available at the Company’s IR website.

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ: MFIN) and its subsidiaries originate and service a portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (swimming pools, replacement roofs, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding our loan portfolio, including collections on our taxi medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, the effects of tariffs, the impact of the conflict with Iran, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, for a description of certain risks to which Medallion is or may be subject, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2025 Annual Report on Form 10-K.

Investor Relations

InvestorRelations@medallion.com

212-328-2176

MEDALLION FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	(Unaudited)		(Unaudited)
(Dollars in thousands, except share and per share data)	June 30, 2026	December 31, 2025	June 30, 2025
Assets
Cash, cash equivalents, and federal funds sold	$205,991	$201,564	$151,994
Investment securities	69,933	60,183	61,529
Equity investments	8,734	8,099	8,097
Loans held for sale, at lower of amortized cost or fair value	21,376	15,144	72,490
Loans	2,773,366	2,551,705	2,412,561
Allowance for credit losses	(122,701)	(114,789)	(106,896)
Net loans receivable	2,650,665	2,436,916	2,305,665
Goodwill and intangible assets, net	167,782	168,504	169,227
Accrued interest receivable	20,923	19,401	15,294
Property, equipment, and right-of-use lease asset, net	8,666	11,861	11,890
Loan collateral in process of foreclosure	6,646	7,333	9,007
Other assets	32,869	26,459	74,801
Total assets	$3,193,585	$2,955,464	$2,879,994
Liabilities
Deposits	$2,293,935	$2,084,265	$2,009,176
Long-term debt	287,547	215,987	199,928
Short-term borrowings	54,500	95,250	86,750
Deferred tax liabilities, net	19,973	19,596	19,261
Operating lease liabilities	3,876	5,041	4,041
Accrued interest payable	6,101	6,319	5,746
Accounts payable and accrued expenses	22,206	20,960	22,527
Total liabilities	2,688,138	2,447,418	2,347,429
Total stockholders’ equity	406,018	408,617	389,896
Non-controlling interest in consolidated subsidiaries	99,429	99,429	142,669
Total equity	505,447	508,046	532,565
Total liabilities and equity	$3,193,585	$2,955,464	$2,879,994
Number of shares outstanding	23,041,645	23,311,683	23,246,593
Book value per share	$17.62	$17.53	$16.77

MEDALLION FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except share and per share data)	2026	2025	2026	2025
Total interest income	$84,377	$77,442	$163,445	$152,867
Total interest expense	27,130	24,072	52,139	48,085
Net interest income	57,247	53,370	111,306	104,782
Provision for credit losses	22,273	21,562	44,749	43,576
Net interest income after provision for credit losses	34,974	31,808	66,557	61,206
Other income
Gain on taxi medallion assets, net	1,316	749	2,415	1,592
Strategic partnership fees	1,136	787	1,959	1,472
Gain on sale of recreation loans held for sale	1,281	1,304	1,281	1,304
Gain on equity investments, net	232	6,096	545	15,526
Other income	511	273	684	914
Total other income, net	4,476	9,209	6,884	20,808
Other expenses
Salaries and employee benefits	11,247	10,148	22,247	20,141
Loan servicing fees	4,366	2,899	7,903	5,716
Collection costs	1,931	2,033	3,868	3,772
Professional fee costs, net	2,088	1,187	3,340	2,937
Regulatory fees	1,002	1,109	1,981	1,930
Rent expense	698	683	1,395	1,358
Depreciation	656	628	1,288	1,246
Amortization of intangible assets	362	362	723	723
Director compensation	441	424	873	836
Other expenses	2,162	2,072	3,709	3,644
Total other expenses	24,953	21,545	47,327	42,303
Income before income taxes	14,497	19,472	26,114	39,711
Income tax provision	4,717	5,805	9,045	12,518
Net income	9,780	13,667	17,069	27,193
Less: income attributable to the non-controlling interest	2,335	2,598	4,671	4,110
Net income attributable to Medallion Financial Corp.	$7,445	$11,069	$12,398	$23,083
Basic net income per share	$0.32	$0.49	$0.53	$1.02
Diluted net income per share	$0.31	$0.46	$0.51	$0.96
Weighted average common shares outstanding
Basic	23,288,732	22,783,947	23,174,870	22,677,961
Diluted	24,013,303	24,058,084	24,280,184	23,978,214